Exhibit 10.2

Intercreditor Agreement

This Intercreditor Agreement is made and entered into between Summit Financial Resources, L.P., a Hawaii limited partnership (“Summit”), and Fineline Molds, a California corporation (“Lender”), and is acknowledged and consented to by Pro-Dex, Inc., a Colorado corporation (“Borrower”).

RECITALS

1.             Summit is entering into a loan and security agreement with Borrower wherein Summit has agreed to provide certain financing based, in part, upon Borrower’s accounts receivable (the “Summit Financing”).

2.             Lender is currently providing certain financing to Borrower (the “Lender Financing”).

3.             Summit and Lender desire to enter into this Intercreditor Agreement in order to (i) agree to and confirm the relative rights and payment of their respective indebtedness and (ii) agree to certain other rights, priorities, and interests.

Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Summit and Lender hereby agree as follows:

1.             Definitions. Terms used in the singular shall have the same meaning when used in the plural and vice versa. In addition to the terms defined above, as used herein, the term:

a.               “Account” means a right to payment of a monetary obligation, whether or not earned by performance: (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) for services rendered or to be rendered; (iii) for a policy of insurance issued or to be issued; (iv) for a secondary obligation incurred or to be incurred; (v) for energy provided or to be provided; (vi) for the use or hire of a vessel under a charter or other contract; (vii) arising out of the use of a credit or charge card or information contained on or for use with the card; or (viii) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The definition of “Account” shall include health-care receivables.

b.              “Default Rights and Remedies” means any and all rights and remedies granted in, arising from, or relating to any agreement, instrument, or document and any and all rights and remedies now or hereafter existing by statute, at law, or in equity, which may be exercised only upon the occurrence of a breach or event of default.

c.               “Encumbrance” means any and all security interests, liens, mortgages, deeds of trust, assignments, and any other right, title or interest in, to, or on any property of Borrower and/or any guarantor (whether obtained by agreement or by judicial process), including real property, personal property, intellectual property, and intangible property.

d.               “Inventory” means goods, other than farm products, which (i) are leased by a person as lessor, (ii) are held by a person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business.

e.               “Summit Collateral” means, for purposes of this Intercreditor Agreement, the following personal property of Borrower, wherever located, now owned or existing or hereafter acquired or created, and all additions and accessions thereto, all replacements, insurance or condemnation proceeds, all documents covering any of such collateral, and all products and proceeds thereof: all Inventory, all Accounts, and all balances, deposits, debts, or any other amount of obligations of Summit owing to Borrower, including, without limitation, any reserve, whether or not due.

2.             Consent to Loans. Lender hereby consents to Borrower entering into the agreements evidencing the Summit Financing. Lender waives any provision in any agreement between Lender and Borrower which prohibits, restricts, or limits the right of Borrower to enter into the agreements evidencing the Summit Financing.

3.             Priority of Encumbrances. Irrespective of the time, order, manner, or method of creation, attachment or perfection of the Encumbrances granted to Summit or Lender, the time, place or manner of the filing of their respective financing statements or other method of perfection, the time, place or manner of recording of any instrument, whether Summit or Lender or any bailee or agent thereof holds possession of any or all of the property or assets of Borrower, the dating, execution or delivery of any agreement, documents or instrument granting Summit or Lender the Encumbrance, the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interest or other Encumbrance, and any provision of the Uniform Commercial Code or any other applicable statute or common law to the contrary:

Any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created, shall have priority over any and all Encumbrances in favor of Lender in or on any Summit Collateral, now existing or hereafter created. Lender hereby subordinates any and all Encumbrances in favor of Lender in or on any Summit Collateral, now existing or hereafter created, to any and all Encumbrances in favor of Summit in or on any Summit Collateral, now existing or hereafter created. In the event Lender receives any payments constituting Summit Collateral, Lender shall forward such payments to Summit within five (5) business days after receipt of the same.

4.             Exercise of Default Rights and Remedies. Lender agrees that it will not exercise any Default Rights and Remedies concerning the Lender Financing without first giving Summit at least ninety (90) days written notice of the default on the Lender Financing, which notice shall specify the nature and terms of the default on the Lender Financing.

5.             No Waiver of Other Rights. This Intercreditor Agreement is intended solely for the purpose of defining the relative rights of Summit and Lender and nothing contained herein is intended to nor shall impair the obligations of Borrower, any guarantor, or any other obligors, to pay Summit or Lender, as the case may be, the principal and interest on the Summit Financing and the Lender Financing as and when the same shall become due and payable in accordance with their terms, subject to the rights of Summit created by this Intercreditor Agreement.

6.             Nonavoidability and Perfection. The subordinations and priorities provided herein are applicable regardless of whether the Encumbrance to which another Encumbrance is subordinated is perfected or is voidable for any reason.

7.             Non-Reliance, Duty to Notify. Summit and Lender each expressly acknowledge that, except as expressly provided in this Intercreditor Agreement, neither they nor any of their officers, directors, partners, employees, representatives, agents, attorneys, or affiliates, has made any representations or warranties to each other and that no act by Summit or Lender hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by Summit or Lender. Summit and Lender each represent that they have, independently and without reliance upon the other and based on such documents and information as each has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial, and other condition and creditworthiness of Borrower and made its own decision to enter into this Intercreditor Agreement. Summit and Lender each also represent that it will, independently and without reliance upon the other and based on the documents and information as each shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Intercreditor Agreement, and in regard to the Summit Financing and the Lender Financing, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and creditworthiness of Borrower. Neither Summit nor Lender shall have any duty or responsibility to provide the other with any credit or other information concerning the business, operations, property, financial, and other condition or creditworthiness of Borrower that may come into their possession.

Except as otherwise provided herein, neither Summit nor Lender shall have any duty or obligation to notify the other of any event of default or breach on the Summit Financing or the Lender Financing nor of any material adverse change affecting the Summit Financing, the Lender Financing, Borrower, any guarantor, or any other

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obligor. Summit and Lender will attempt to notify each other of the occurrence of an event of default under the Summit Financing or the Lender Financing but, except as otherwise provided in Section 4 above, failure to do so shall not constitute a breach or default under this Intercreditor Agreement and no liability shall result from failure to provide such notice.

8.             Notices. All notices hereunder shall be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Summit or Lender at the mailing address stated herein or to such other address as Summit or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed given when actually received by the addressee.

Mailing Addresses:

Summit:

Summit Financial Resources, L.P.

2455 East Parleys Way, Suite 200

Salt Lake City, Utah 84109

Attention: Senior Portfolio Manager

Lender:

Fineline Molds

210 West Arrow Highway, Suite C

San Dimas, California 91773

Attention: President

9.             Indemnification. Borrower shall indemnify Summit and Lender for any and all claims and liabilities, and for damages which may be awarded against or incurred by Summit and/or Lender, and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Summit and/or Lender of this Intercreditor Agreement or any of the agreements, documents, obligations, or transactions contemplated by this Intercreditor Agreement.

Summit and Lender shall have the sole and complete control of the defense of any such claim involving Summit and Lender respectively. Summit and Lender are hereby authorized to settle or otherwise compromise any such claims as Summit or Lender in good faith determines shall be in its best interests.

10.           Binding Effect. This Intercreditor Agreement shall apply to and govern all renewals, amendments, restatements, and replacements of any and all agreements, instruments, and documents evidencing or relating to the Summit Financing and the Lender Financing, including any which increase the amount of the financing or loan, increase the interest rate thereon, and/or extend or modify the payment terms. In addition, this Intercreditor Agreement is binding upon and inures to the benefit of the successors and assigns of all parties hereto.

11.           No Agency or Joint Venture. Nothing in this Intercreditor Agreement shall be construed to create any agency relationship between Summit and Lender. Neither Summit nor Lender shall have any authority to act for or bind the other. Nothing in this Intercreditor Agreement shall be construed to create any joint venture, partnership, or fiduciary relationship between Summit and Lender.

12.           Attorneys Fees in the Event of Default. Upon the occurrence of an event of default or breach hereunder, the non-defaulting party shall be entitled to recover reasonable attorneys fees and legal expenses incurred as a result of such default or breach and in exercising any rights and remedies.

13.           Jury Waiver. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN

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CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS INTERCREDITOR AGREEMENT.

14.           Severability of Invalid Provisions. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.           Warranty of Signing Representative. The representative signing this Intercreditor Agreement on behalf of Summit and Lender each represents and warrants that he or she has been duly authorized to execute and deliver this Intercreditor Agreement and that upon execution and delivery hereof by all parties hereto, this Intercreditor Agreement will be binding and enforceable in accordance with its terms against such party for whom such representative has signed.

16.           Duplicate Originals; Delivery. Two or more duplicate originals of this Intercreditor Agreement may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document, including retransmission of any signed facsimile or other electronic transmission, shall be the same as delivery of an original.

17.           Integrated Agreement and Subsequent Amendment. This Intercreditor Agreement constitutes the entire agreement between Summit and Lender and may not be altered or amended except by written agreement signed by Summit and Lender. All other prior and contemporaneous agreements, arrangements, and understandings, oral, written, express, or implied, between the parties hereto as to the subject matter hereof are rescinded.

Dated: September 9, 2015.

Summit Financial Resources, L.P.

By:
Name:	James Baugh
Title:	VP– NUM

Fineline Molds

By:
Name:	Bruce Kent
Title:	President

Acknowledged and consented to as of September 9, 2015:

Pro-Dex, Inc.

By:
Name:	Rick Van Kirk
Title:	Chief Executive Officer

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